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                                                                   Exhibit 10.19



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                          CONSTRUCTION AGENCY AGREEMENT

                          dated as of November 7, 2001
                                      among
                          GENOME STATUTORY TRUST 2001A
                                    as Lessor

                           HUMAN GENOME SCIENCES, INC.
                              as Construction Agent



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

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                          CONSTRUCTION AGENCY AGREEMENT

        Construction Agency Agreement, dated as of November 7, 2001 (this "Agreement"), between Genome Statutory Trust 2001A, (the "Lessor"), and Human Genome Sciences, Inc., a Delaware corporation ("HGSI"), as Construction Agent.

                              W I T N E S S E T H:
                               - - - - - - - - - -

        A. Lessor and Construction Agent are parties to that certain Participation Agreement (as hereafter defined) pursuant to which Construction Agent, as a Lessee, has agreed to lease from Lessor, and Lessor has agreed to lease to such Lessee, Lessor's interest in the Properties pursuant to the Lease.

        B. Lessor, such Lessee and Construction Agent are parties to that certain Participation Agreement of even date herewith (as amended, supplemented or otherwise modified, "Participation Agreement"), among HGSI, as Lessee and Construction Agent, Traville LLC, as Ground Lessor, Lessor, Wells Fargo Bank Northwest, N.A., as Trustee, BancBoston Leasing Investments Inc. and First Union National Bank, as Investors, EagleFunding Capital Corporation, as Lender, Fleet Securities, Inc., as Administrator, Fleet National Bank and First Union National Bank, as Liquidity Providers, Fleet National Bank, as Fleet National Bank Collateral Agent, First Union National Bank, as First Union Collateral Agent and Fleet National Bank, as Administrative Agent and Liquidity Agent.

        C. Subject to the terms and conditions hereof, (i) Lessor desires to appoint Construction Agent as its sole and exclusive agent for the construction of the Traville Improvements on the Traville Site in accordance with the Approved Traville Construction Budget, Approved Traville Construction Schedule and Approved Traville Plans and Specifications (each as described more fully in Exhibit A hereto and as each of the foregoing may be modified from time to time in accordance with this Agreement)(collectively, the "Traville Construction Materials") pursuant to this Agreement, and (ii) Construction Agent desires, for the benefit of Lessor, to cause the Traville Improvements to be constructed in accordance with the Traville Construction Materials and in each case in accordance with the terms set forth herein and in the Participation Agreement.

        D. Subject to the terms and conditions hereof, the satisfaction or waiver of the conditions set forth in Section 4.3 of the Participation Agreement, and the delivery of the Manufacturing Facility Supplement (i) Lessor desires to appoint Construction Agent as its sole and exclusive agent for the construction of the Manufacturing Facility Improvements on the Manufacturing Facility Site in accordance with the Approved Manufacturing Construction Budget, Approved Manufacturing Construction Schedule and Approved Manufacturing Plans and Specifications (each as will be described more fully in Exhibit A to the Manufacturing Facility Supplement and as each of the foregoing may be modified from time to time in accordance with this Agreement)(collectively, the "Manufacturing Construction Materials") and pursuant to this Agreement, and (ii) Construction Agent desires, for the benefit of Lessor, to cause the Manufacturing Facility Improvements to be constructed in accordance with the Manufacturing Construction Materials and in each case in accordance with the terms set forth herein and in the Lease.



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        1.1 Definitions; Interpretation; Amendment and Restatement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A to the Participation Agreement, and the rules of interpretation set forth therein shall apply to this Agreement.

                                   ARTICLE II
                        APPOINTMENT OF CONSTRUCTION AGENT

        2.1     Appointment and Acceptance.

        Pursuant to and subject to the terms and conditions set forth herein and in the Participation Agreement and the other Operative Documents, Lessor hereby irrevocably designates and appoints Construction Agent as its exclusive agent for (i) the purchase of the Manufacturing Facility Site, (ii) the construction of the Traville Improvements on the Traville Site in accordance with the Approved Traville Plans and Specifications, and (iii) subject to the satisfaction or waiver of the conditions set forth in Section 4.3 of the Participation Agreement and the delivery of the Manufacturing Facility Supplement, the construction of the Manufacturing Improvements in accordance with the Approved Manufacturing Plans and Specifications, and Construction Agent by entering into this Agreement accepts such designation and appointment.

        2.2 Term. This Agreement shall commence on the Documentation Date and shall terminate with respect to a Property upon the first to occur of:

                (a) Substantial Completion of such Property and the performance of all other material obligations of Construction Agent hereunder with respect thereto; and

                (b) payment by Lessee or Lessor's receipt through other provisions of the Operative Documents of the aggregate Lease Balance, or the applicable Lease Balance for such Property, and all other amounts owing under the Operative Documents (including Article V of the Lease, incorporated herein by reference), and termination of the Commitments in accordance with the Participation Agreement; and

                (c)     termination of this Agreement by Lessor pursuant to
        Article V.

        2.3 Supplement to this Agreement. On the Manufacturing Facility Site Purchase Date, Lessor and Construction Agent shall execute and deliver a supplement to this Agreement in the form set forth on Exhibit B hereto (the "Manufacturing Facility Supplement"), appropriately completed, pursuant to which Lessor and Construction Agent shall, among other things, each acknowledge and agree that the construction and development of the Manufacturing Facility on the Manufacturing Facility Site will be governed by the terms of this Agreement.



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


Following the execution and delivery of the Manufacturing Facility Supplement as provided above and the satisfaction or waiver of all of the conditions set forth in Section 4.3 of the Participation Agreement, such Manufacturing Facility Supplement, and Exhibit A to the Manufacturing Facility Supplement attached thereto, shall constitute a part of this Agreement.

        2.4     Construction Materials; Construction Documents.

                (a)     Traville Facility

                        (i) Construction Agent shall develop, define, refine and detail proposed budgets, construction schedules and Traville Plans and Specifications for the Traville Facility. Construction Agent shall cause each such proposal to provide for compliance and conformance with generally accepted construction practices, Applicable Law, Insurance Requirements, Environmental Requirements and Section 2.6(a) and shall cause each such proposal to have a reasonable likelihood that it can be completed as intended on time and within budget. In addition, the budget for the Traville Facility shall not exceed Two Hundred and Twenty-Five Million Dollars ($225,000,000), except as otherwise provided in clause (ii) below. Construction Agent shall cause such proposal to be provided to the Construction Consultant for review and approval. Upon the approval of any such proposal by the Construction Consultant of such proposed construction budget, construction schedule or plans and specifications for the Traville Facility, such proposed construction budget, construction schedule or plans and specifications shall become, as applicable, the approved construction budget (as amended or modified from time to time in accordance with the Terms of this Agreement, the "Approved Traville Construction Budget"), the approved construction schedule (as amended or modified from time to time in accordance with the Terms of this Agreement, the "Approved Traville Construction Schedule") and the approved plans and specifications (as amended or modified from time to time in accordance with the terms of this Agreement, the "Approved Traville Plans and Specifications") for the Traville Facility. Failure of the Construction Consultant to respond within sixty
                (60) days of receipt in writing of any such proposal will be deemed rejection thereof, however, if the Construction Consultant requests additional information or clarifications, such sixty (60) day period will commence from the date when all such requests have been satisfied. If the Construction Consultant shall reject or not expressly approve any such proposal, then Construction Agent shall consult with the Construction Consultant, revise such proposal and resubmit it, repeating such process until all Traville Construction Materials are approved or deemed to be approved.

                        (ii) During the Construction Period, Construction Agent may enter into any changes, supplements, amendments or revisions ("change orders") to the Traville Construction Materials so long as the change order could not reasonably have any adverse effect on the as-built value, utility, residual value at the end of the Lease Term or useful life of the Traville Facility or extend Substantial Completion of the Property beyond the Outside Completion Date (such a change order that results in an adverse affect described above with respect to either



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                Property, a "Material Change Order"), and the costs attributable to such change order, together with the costs of all other change orders in respect of the Traville Facility, do not result in a net increase in the Approved Traville Construction Budget unless and only to the extent that the Approved Manufacturing Construction Budget has been decreased by a like amount.

                (b)     Manufacturing Facility

                        (i) Construction Agent shall develop, define, refine and detail proposed budgets, construction schedules and Manufacturing Plans and Specifications for the Manufacturing Facility. Construction Agent shall cause each such proposal to provide for compliance and conformance with generally accepted construction practices, Applicable Law, Insurance Requirements, Environmental Requirements and Section 2.6(a) and shall cause each such proposal to have a reasonable likelihood that it can be completed as intended on time and within budget. In addition, the budget for the Manufacturing Facility shall not exceed Two Hundred and Twenty-Five Million Dollars ($225,000,000), except as otherwise provided in clause (ii) below. Construction Agent shall cause such proposal to be provided to the Construction Consultant for review and approval. Upon the approval of any such proposal by the Construction Consultant of such proposed construction budget, construction schedule or plans and specifications for the Manufacturing Facility, such proposed construction budget, (as amended or modified from time to time in accordance with the terms of this Agreement, the "Approved Manufacturing Construction Budget"), the approved construction schedule (as amended or modified from time to time in accordance with the Terms of this Agreement, the "Approved Manufacturing Construction Schedule") and the approved plans and specifications (as amended or modified from time to time in accordance with the Terms of this Agreement, the "Approved Manufacturing Plans and Specifications") for the Manufacturing Facility. Failure of the Construction Consultant to respond within sixty (60) days of receipt in writing of any such proposal will be deemed rejection thereof, however, if the Construction Consultant requests additional information or clarifications, such sixty (60) day period will commence from the date when all such requests have been satisfied. If the Construction Consultant shall reject or not expressly approve any such proposal, then Construction Agent shall consult with the Construction Consultant, revise such proposal and resubmit it, repeating such process until all Manufacturing Construction Materials are approved or deemed to be approved.

                        (ii) During the Construction Period, Construction Agent may enter into change orders to the Manufacturing Construction Materials so long as the costs attributable to such change order, together with the costs of all other change orders in respect of the Manufacturing Facility, do not result in a net increase in the Approved Manufacturing Budget unless and only to the extent that the Approved Traville Construction Budget has been decreased by a like amount; provided that Material Change Orders must comply with clause (iii) below.



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                        (iii) Prior to making any Material Change Order with respect to either Property, Construction Agent shall submit a proposal outlining any such proposed change order to the Construction Consultant for approval. The approval process for Material Change Orders shall allow the Construction Consultant twenty (20) days to review any submission and to accept or reject such submission (or request additional information in respect thereof) with a failure to respond after twenty (20) days being deemed acceptance thereof.

                (c) Subject to each of the terms and conditions in this Agreement, Construction Agent may execute any of its duties under this Agreement by or through agents, developers, consultants, advisors, contractors, employees or attorneys-in-fact (other than the Construction Consultant), and Construction Agent with respect to each Property shall enter into such agreements with architects and contractors as Construction Agent deems necessary or desirable for the completion of the Construction pursuant hereto (as such documents may be amended, supplemented or otherwise modified except as prohibited hereby, the "Construction Documents").

                (d) Certifications. Any amendment to either the Traville Construction Materials or the Manufacturing Construction Materials for which Construction Agent does not seek the approval of Lessor shall be deemed a certification by Construction Agent that such amendment complies with the foregoing requirement.

        2.5 Assignment Under Construction. Construction Agent hereby collaterally assigns all Material Construction Documents and all the proceeds (including liquidated damages, insurance proceeds and warranty payments), if any, payable to Construction Agent or its affiliates under the Construction Documents to Lessor to secure Construction Agent's obligation under this Agreement and the Operative Documents. Construction Agent hereby agrees to file applicable UCC-1 financing statements in respect of the foregoing.

        2.6     Scope of Authority.

                (a) Subject to the terms, conditions, restrictions and limitations set forth in the Operative Documents, Lessor hereby expressly authorizes Construction Agent (or any agent, consultant, advisor, developer, employee, attorney-in-fact or contractor of Construction Agent to which Construction Agent has made a delegation of authority pursuant to the terms of this Agreement), and Construction Agent unconditionally agrees, for the benefit of Lessor, to take all action necessary or (as determined by Construction Agent) desirable for the performance and satisfaction of all of Construction Agent's obligations hereunder with respect to the Properties, including:

                        (i) the identification and the acquisition, in the name of Lessor (by purchasing or ground leasing, as applicable) of each Site in accordance with the terms and conditions of the Participation Agreement;

                        (ii) performing or causing the performance of all design and supervisory functions and all engineering work related to the Construction and the retention and supervision of the General Contractor;



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                        (iii) negotiating and entering into, or causing the negotiation and execution and delivery of, all contracts or arrangements to procure the labor, materials, supplies and equipment necessary or (as determined by Construction Agent) desirable to construct the Improvements;

                        (iv) obtaining or causing to be obtained all necessary permits, licenses, consents, approvals and other authorizations, including those required under Applicable Laws (including Environmental Laws), from all Governmental Authorities in connection with the acquisition of the Sites and the Construction of the Improvements thereon;

                        (v) maintaining or causing to be maintained all books and records with respect to the Construction and the operation and management of the Properties;

                        (vi) performing or causing the performance of any other acts necessary or desirable (as reasonably determined by Construction Agent) in connection with the construction and development of the Improvements in accordance in all material respects with the Traville Construction Materials or the Manufacturing Construction Materials, as applicable, any Applicable Laws and all Insurance Requirements; provided, however, that the foregoing shall not limit Construction Agent's right to engage in Permitted Contests;

                        (vii) paying when due or causing to be paid when due (subject to reimbursement as provided for under this Agreement) pursuant to and subject to the Approved Traville Construction Budget or Approved Manufacturing Construction Budget, as applicable, or the Participation Agreement, all Property Costs (including costs associated with Construction Agent's actions as provided in Section 2.6(a)(ix) below, pursuant to and subject to the Approved Traville Construction Budget or Approved Manufacturing Construction Budget, as applicable) provided, however, that the foregoing shall not limit Construction Agent's right to engage in Permitted Contests. Construction Agent acknowledges that any liability resulting to Administrative Agent, any Participant or any other Indemnitee as a result of or arising from any such negotiation, Permitted Contest, or act or omission of Construction Agent or its designees with respect to such Permitted Contest will be a Claim subject to indemnification under Article IX of the Participation Agreement;

                        (viii) enforcing or causing the enforcement in all material respects of performance by each party to each Construction Document of its respective obligations, warranties and other design, construction and other obligations with respect to the design, engineering, construction and completion of the Improvements on the applicable Site or pursuing remedies with respect to the breach of those obligations, in each case, as deemed appropriate by Construction Agent in its discretion; and

                        (ix) using the proceeds of any insurance maintained with respect to the Improvements to complete construction of or rebuild any portion of such



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                Improvements with respect to a Casualty or Condemnation and to fund all Construction Period Accrued Interest accruing during such Construction or rebuild, provided that the foregoing shall not affect Construction Agent's right to purchase the Properties in accordance with Article V of the Lease which shall be applicable during the Construction Period and is hereby incorporated herein by reference, mutatis mutandi.

                (b) Neither Construction Agent nor any of its Affiliates or agents shall enter into any contract which would impose any liability or obligation on Lessor (other than (i) nonrecourse obligations arising out of the imposition of certain Permitted Liens identified on Schedules 2.6(b)(i) and 2.6(b)(ii) hereto and (ii) Lessor's obligation to Construction Agent to provide Advances in accordance with and subject to the terms and conditions of the Operative Documents).

                (c) Subject to the terms and conditions of this Agreement and the other Operative Documents, Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures and the hiring, termination and contracting for and supervision of and payment for the labor, personnel and services with respect to the Construction; provided, however, that this subsection (c) shall not give rise to any rights in any Person other than Lessor, the Participants and the other Indemnitees.

                (d) All fees and expenses of Lessee and Construction Agent under any Operative Document which are included in and which may be paid in accordance with the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, shall be paid or reimbursed through Advances.

        2.7 Covenants of Construction Agent. Construction Agent shall with respect to the Land:

                (a) following the commencement of Construction, cause the Construction to proceed diligently and without material interruption (subject to Force Majeure Events) in accordance in all material respects with the applicable Construction Materials and Insurance Requirements and all Applicable Laws;

                (b) take or cause to be taken commercially reasonable and practical steps to minimize liabilities of Lessor or any Agent or Participant, delays, increased costs and the disruption of the construction process arising from Force Majeure Events, Casualties and Condemnations;

                (c) subject to Section 3.2(b), cause Substantial Completion for a Property to occur on or prior to the applicable Outside Completion Date for such Property;

                (d) cause all Liens (including Liens or claims for materials supplied or labor or services performed in connection with the construction of the Improvements), other than Permitted Liens, to be removed or discharged; provided, however, that the foregoing shall not limit Construction Agent's right to engage in Permitted Contests;



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                (e) at all times during Construction, cause title to all Improvements on or within the Land (including any personal property which Construction Agent acquires with Advances whether or not such personal property so acquired has become a permanent part of such Improvements) to be and remain vested in Lessor free of all Liens, other than Permitted Liens and Lessor Liens, and cause to be on file (including financing statements and fixture filings) with the applicable filing office all necessary documents under Article 9 of the UCC to perfect Lessor's and Administrative Agent's interest in such personalty free of all Liens other than Permitted Liens and Lessor Liens unless and only for such period of time as Construction Agent is prevented from doing the same as the result of the failure of Lessor to sign and return any reasonable documentation prepared by Construction Agent in performance of this Section;

                (f) with respect to each Property, at all times prior to the Lease Commencement Date for such Property, maintain, for the benefit of Lessor, the insurance described in Schedule 2.7(f) with respect to such Property. In addition, Construction Agent shall from time to time, but in intervals of not less than twelve (12) months nor more than fifteen
        (15) months, (i) undertake all actions and due diligence as reasonably necessary to determine whether the insurance coverage required to be maintained hereunder is in compliance with the requirements thereunder, including any increases in coverage required as a result of any change in any Applicable Laws, and (ii) if Construction Agent determines that such insurance coverage does not meet such requirements, promptly take all actions and steps necessary to cause such coverage to comply with such requirements and shall notify Lessor and Administrative Agent of the steps being taken by Construction Agent or on their behalf; and

                (g) Construction Agent shall not incur nor allow the incurrence of any Property Costs, individually or in the aggregate, (A) in excess of the sum of the Aggregate Available Commitments and Other Available Amounts as of the date of determination thereof or (B) that would or could reasonably be expected to cause the applicable Construction Budget not to be In Balance.

        2.8 Title to the Improvements. Title to the Improvements (including, all materials or equipment incorporated therein or paid for out of Advances) shall automatically, without further act of Construction Agent, vest in Lessor.

                                  ARTICLE III
                                THE IMPROVEMENTS

        3.1     Amendments; Modifications. [Intentionally Omitted.]

        3.2     Casualty, Condemnation, Liquidated Damages and Force Majeure
Events.

                (a) Subject to Section 3.2(b), if at any time prior to Substantial Completion of a Property there occurs a Casualty, Condemnation or Force Majeure Event or liquidated damages are paid under the Construction Documents, then, in accordance with the procedures for making Advances in the Operative Documents, Lessor shall make (x) so long as no Construction Agency Event of Default or Bankruptcy Default shall have



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        occurred and be continuing, insurance proceeds and/or condemnation awards and/or liquidated damages with respect thereto available for Improvement Costs and (y) Advances for Improvement Costs and Construction Agent shall (i) promptly and diligently complete the Construction in accordance with the Traville Construction Materials and the Manufacturing Construction Materials, as applicable, and with the terms hereof and (ii) cause Substantial Completion for each Property to occur on or prior to the applicable Outside Completion Date for such Property.

                (b) If Construction Agent reasonably determines that a Force Majeure Event will cause Substantial Completion for either Property to occur later than the applicable Outside Completion Date for such Property, Construction Agent may request that the applicable Outside Completion Date for such Property be extended by Lessor for the period (not to exceed one hundred and twenty (120) days following the original Outside Completion Date for such Property) reasonably necessary to achieve Substantial Completion for such Property in light of such Force Majeure Event. Any such request shall be in writing delivered to Lessor and Administrative Agent and shall contain a certification by Construction Agent (1) describing the facts and circumstances giving rise to such Force Majeure Event, the expected duration of such Force Majeure Event and the date Construction Agent reasonably believes Substantial Completion for the applicable Property will be achieved, (2) that the remaining Aggregate Available Commitments, together with insurance proceeds paid and Other Available Amounts, if any, with respect to such Force Majeure Event which Construction Agent agrees to pay with respect to amounts accruing during the period of such extension, are adequate to achieve Substantial Completion for such Property within such extension period in accordance with the Traville Construction Materials or the Manufacturing Construction Materials, as applicable (excluding all Construction Period Accrued Interest, Construction Period Accrued Yield and Construction Period Fees applicable to such Property accruing during such extension period) and
        (3) that the occurrence of such Force Majeure Event and the Construction to occur following such date will not materially affect the appraised value set forth in the applicable As-Built Appraisal delivered with respect to such Site pursuant to Section 4.1(s) or 4.3(q), as applicable, of the Participation Agreement. Construction Agent shall also supply to Lessor and Administrative Agent such other information as each such Person may reasonably request. The consent of Lessor under this Section shall not be withheld or delayed if the determination is made that the request meets the requirements set forth herein in all material respects.

        Notwithstanding the foregoing paragraph, the applicable Outside Completion Date for such Property shall be automatically extended for the period (not to exceed a total of sixty (60) days following the original Outside Completion Date for such Property) necessary to achieve Substantial Completion for such Property in light of such Force Majeure Event, provided, that (A) the length of the extension required in light of such Force Majeure Event is certain (either because the Force Majeure Event has ended or because Construction Agent has entered into a replacement contract with a definite term (unimpeded by such Force Majeure Event) to complete the work originally interrupted by the Force Majeure Event), and (B) Construction Agent delivers to the Administrative Agent certification (without assumptions or, except as set forth therein, qualifications) as to and describing the items supporting each of the matters set forth in



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


clauses (1), (2) and (3) of the foregoing paragraph and stating the length of the required extension as provided in clause (A) of this paragraph.

                                   ARTICLE IV
                                PAYMENT OF FUNDS

        4.1     Funding of Improvement Costs.

                (a) During the course of the Construction of Improvements, Construction Agent shall request that Lessor advance funds for the payment or reimbursement of Improvement Costs and Lessor shall comply with such request to the extent provided for under the Participation Agreement. Construction Agent and Lessor acknowledge and agree that Construction Agent's right to request funds and Lessor's obligation to advance funds for the payment of Improvement Costs are subject in all respects to the terms of this Agreement, the Participation Agreement and each of the other Operative Documents.

                (b) The proceeds of any funds made available to Lessor under the Operative Documents to pay Improvement Costs shall be made available to Construction Agent in accordance with the Advance Request relating thereto.

                (c) Construction Agent may disburse proceeds from an Advance Request only for payment or its reimbursement of Improvement Costs as set forth on the Advance Request or otherwise permitted by the Operative Documents.

                (d) Construction Agent and Lessor, each acknowledge that the Administrative Agent or the Investors may direct Lessor to borrow funds from the Lenders and the Investors for the payment or reimbursement of Transaction Costs and other expenditures, all in accordance with the Participation Agreement and the other Operative Documents.

                                   ARTICLE V
                      CONSTRUCTION AGENCY EVENTS OF DEFAULT

        5.1     Construction Agency Events of Default.

                5.1.1 Defined. Any one or more of the following events shall be a "Construction Agency Event of Default":

                        (a) Construction Agent applies any Advance for the purposes other than as set forth in the related Advance Request or Construction Agent otherwise applies any funds paid by Lessor to Construction Agent for purposes not permitted hereby or by any other Operative Document, or there shall exist any other misapplication of funds relating to any Property, including, but not limited to fraud, illegal acts or willful misconduct by Construction Agent or its Affiliates or any Construction Agency Person or any other Person under the direct or indirect supervision of Construction Agent related to or in respect of the transactions contemplated herein or the Operative Documents or with respect to any Property or Site;



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                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                        (b)     Construction Agent shall fail to comply with
                Section 2.7(c).

                        (c) (i) either the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget shall not be In Balance and such failure to be In Balance shall continue after the expiration of the thirty (30) day period discussed in Section 5.6(b), or (ii) Construction Agent shall fail to timely make a Balancing Deposit required under Section 5.6(c);

                        (d) an Insolvency Event with respect to Construction Agent shall have occurred and be continuing;

                        (e) HGSI shall default in the due performance and observance of any of its obligations under Section 6.1(v), (w),
                (x), (y) or (aa) of the Participation Agreement or Section 2.5(a)(i) or (ii) of either Liquid Collateral Agreement;

                        (f) any representation, warranty or statement made or restated by Construction Agent or Lessee in this Construction Agency Agreement or in any other Operative Document, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or restated, and
                (i) the circumstances rendering such representation or warranty or statement incorrect shall not be remediable or, (ii) if such representation or warranty or statement is remediable and Construction Agent or Lessee is proceeding diligently so to remedy, shall continue unremedied for thirty (30) days after the earlier of: (x) the date on which written notice is delivered by Lessor or Administrative Agent to Construction Agent or Lessee specifying such circumstances and demanding that they be remedied and (y) the date on which any Authorized Officer of Construction Agent or Lessee has actual knowledge of such incorrectness; provided, however, that if such default is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within the cure period and Construction Agent or Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional one hundred and twenty (120) days and not to extend beyond the later Outside Completion Date;

                        (g) except as otherwise permitted under the Operative Documents, any Lien granted pursuant to any Operative Document affecting any portion of the Properties shall, in whole or in material part, cease to be a perfected first priority security interest (other than Permitted Liens and Lessor Liens) with respect to any Site for which such Lien is required under the Operative Documents, other than with respect to an immaterial portion of any such Site, unless such cessation shall be the result of the failure of Lessor to sign and return any reasonable documentation prepared by Construction Agent in performance of Section 2.7(e) or willful misconduct or gross negligence of the Administrative Agent or Lessor, provided, however, that with respect to any Lien which fails to be so effective or

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                perfected, Construction Agent shall have thirty (30) days from the earlier of Construction Agent's knowledge of such condition and receipt of notice thereof from Lessor or Administrative Agent to cure such failure;

                        (h) Construction Agent or Lessee shall default in the due performance or observance by it of any term, covenant, condition or agreement on its part to be performed or observed under any Operative Document to which it is a party (not otherwise specified in this Section 18.1) and such default shall have continued unremedied for a period of at least thirty (30) days after receipt of notice by Construction Agent or Lessee from either Lessor or Administrative Agent; provided, however, that if such default is capable of cure but cannot be cured by payment of money or cannot be cured by diligent efforts within such thirty (30) day period but such diligent efforts shall be properly commenced within the cure period and Construction Agent or Lessee is diligently pursuing, and shall continue to pursue diligently, remedy of such failure, the cure period shall be extended for an additional period of time as may be necessary to cure, not to exceed an additional one hundred and twenty (120) days and not to extend beyond the later Outside Completion Date;

                        (i) an event described in Section 7.3 of the Participation Agreement shall have occurred;

                        (j) the Ground Lease shall terminate by reason of default by Ground Lessor in its obligations thereunder;

                        (k) Construction Agent shall fail to maintain insurance required by Section 2.7(f); Construction Agent or shall fail to deliver the certification required by Section 6.1(b)(i) of the Participation Agreement and such failure shall continue for ten (10) days after notice to Construction Agent;

                        (l) the Facility Maturity Date (as defined in the Liquidity Agreement), as the same may be modified or extended from time to time, with respect to any one or more Liquidity Providers shall have occurred;

                        (m) one or more judgments or orders for the payment of money in the aggregate amount in excess of $10,000,000 shall be rendered against HGSI or any of its Affiliates and such judgment or order shall continue unsatisfied or unstayed for a period of sixty (60) days;

                        (n) An "event of default" shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness of HGSI or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness;

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                        (o) Lessor's rights pursuant to either Liquid Collateral Agreement to require Lessee to pledge additional Permitted Investments shall for any reason cease to be a legal, valid and binding agreement with Lessee; or

                        (p) the Lien of either Liquid Collateral Agreement with respect to the Liquid Collateral shall cease to constitute a first priority perfected security interest (except as a result of a voluntary release by Administrative Agent of any Liquid Collateral).

                5.1.2 Consequences. Upon the occurrence of a Construction Agency Event of Default, Lessor may, in addition to the other rights and remedies provided for in this Article V or under the Deed of Trust, immediately terminate this Agreement, by giving Construction Agent written notice of such termination, and upon the giving of such notice, this Agreement shall terminate and all rights of Construction Agent and all obligations of Lessor under this Agreement shall cease; provided, however, that this Agreement shall terminate immediately without notice upon the occurrence of an Insolvency Event described in Section 5.1.1(d) or upon the occurrence of the events described in Section 5.1.1(i), whether or not another Construction Agency Event of Default described in one or more other clauses of Section 5.1.1 shall have been or thereafter is declared. Upon any such termination, all rights of Construction Agent and all obligations of Lessor (after the date of termination and payment of the amounts referred to below in this Section 5.1.2), shall cease and:

                (i) Lessor may require Construction Agent to (or shall require Construction Agent to, if a Construction Agency Event of Default described in Section 5.1.1(d) or 5.1.1(i) has occurred) (subject to
        Section 5.4 below) immediately pay to Administrative Agent, on behalf of Lessor, as and for liquidated damages, an amount equal to:

                        (a) if a Full Recourse Event of Default has occurred, (A) the Lease Balance in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have not yet occurred with respect to either Property, (B) the Traville Lease Balance in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have already occurred with respect to the Manufacturing Facility but shall have not yet occurred with respect to the Traville Facility, or (C) the Manufacturing Lease Balance in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have already occurred with respect to the Traville Facility but shall have not yet occurred with respect to the Manufacturing Facility; or

                        (b) if a Full Recourse Event of Default has not occurred, (A) the Construction Period Maximum Guaranty Amount in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have not yet occurred with respect to either Property, (B) the Traville Construction Period Maximum Guaranty Amount in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have already occurred with respect to the Manufacturing Facility but shall have not yet

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                occurred with respect to the Traville Facility, or (C) the Manufacturing Construction Period Maximum Guaranty Amount in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have already occurred with respect to the Traville Facility but shall have not yet occurred with respect to the Manufacturing Facility; and

                        (c)     in addition to any amounts payable pursuant to
                Section 5.1.2(i)(a) or (b), Construction Agent shall pay on the payment date all other Supplemental Rent then due and payable.

                (ii) Construction Agent may at its election, within five (5) Business Days after such termination, exercise the option to purchase (or in lieu thereof, exercise its rights under Section 8.1.1(b) of the Participation Agreement) from Lessor (a) both Properties in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have not yet occurred with respect to either Property, (b) only the Traville Facility in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have already occurred with respect to the Manufacturing Facility but shall have not yet occurred with respect to the Traville Facility, or (c) only the Manufacturing Facility in the event that, as of the date of the termination of this Agreement, the Lease Commencement Date shall have already occurred with respect to the Traville Facility but shall have not yet occurred with respect to the Manufacturing Facility, by paying immediately upon such exercise an amount equal to the excess of
        (x) (1) in the event that Construction Agent exercises its option to purchase both Properties pursuant to clause (ii)(a) above, the aggregate Lease Balance, plus, without duplication, any other amounts then due and owing under the Operative Documents, as of the date of such payment, (2) in the event that Construction Agent exercises its option to purchase only the Traville Facility pursuant to clause (ii)(b) above, the Traville Lease Balance, plus, without duplication, any other amounts then due and owing with respect to the Traville Facility under the Operative Documents, as of the date of such payment, or (3) in the event that Construction Agent exercises its option to purchase only the Manufacturing Facility pursuant to clause (ii)(c) above, the Manufacturing Lease Balance, plus, without duplication, any other amounts then due and owing with respect to the Manufacturing Facility under the Operative Documents, as of the date of such payment, over (y) amounts paid by Construction Agent under clause (i) above. Unless Construction Agent shall have so exercised the purchase option, Lessor shall cause each Property to be sold in accordance with Section 5.3(a). If Construction Agent shall have so exercised the purchase option (and made all applicable payments in respect thereof), Lessor shall promptly convey title to the Improvements applicable to the Property or Properties so purchased to Lessee or their designee in accordance with
        Article XV of the Lease assuming for these purposes that said Article of the Lease were then applicable.

        5.2     Survival.

                (a) The termination of this Agreement, in whole or in part, pursuant to Section 5.1 shall in no event relieve Construction Agent of their liability hereunder which accrued prior to such termination, all of which shall survive any such termination.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                (b) Construction Agent's right to purchase one or both of the Properties within five (5) Business Days following the termination of this Agreement pursuant to Section 5.1.2 shall survive the termination of this Agreement until the termination of such five (5) Business Day period.

        5.3 Remedies Cumulative; Waivers. Upon the occurrence and continuance of a Construction Agency Event of Default, at Lessor's option and without limiting Lessor in the exercise of any other right or remedy Lessor may have on account (including, without limitation, any remedies under any other Operative Document or as set forth in Section 5.1.2), and without any further demand or notice, but subject to Section 5.4 below and the proviso of the first sentence of Section 5.1.2 and the second sentence of Section 5.1.2 above, Lessor may cause the following to occur:

                (a) Lessor shall have all the rights and may pursue any of the remedies hereunder with respect to Construction Period Maximum Guaranty Amount as are provided to it in the Lease with respect to the payment of Residual Value Guaranty Amount as if those provisions were incorporated herein including, Lessor acting as exclusive sales agent for the Properties. Lessor and Administrative Agent may foreclose the lien of the Lessee Deed of Trust on all or any portion of the Properties and other Collateral, including all or any of such Sites and the related Deed of Trust. In addition, Lessor may exercise its remedies under the Security Agreement.

                (b) Lessor may continue this Agreement in effect for so long as Lessor shall determine, and Lessor may enforce all of Lessor's rights and remedies under this Agreement, and require the completion of the Improvements by Construction Agent as herein described, so long as Lessor satisfies its obligations under Section 4.1 and provides or otherwise obtains the funds therefor and advances such funds to Construction Agent.

                (c) Lessor may terminate this Agreement at any time, notwithstanding a prior election under Section 5.3(b) to cause the completion of the Improvements with respect thereto directly through Lessor or one or more successor construction agents.

                (d) Lessor may exercise any other right or remedy that may be available to it under Applicable Laws or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof.

                (e) Subject to the provisions hereof, as a matter of right and with notice to Construction Agent or anyone claiming under Construction Agent, and without regard to the then value of the Collateral or the interest of any Lessee therein, Lessor shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral or any portion thereof at Lessee and Construction Agent's sole cost and expense (subject to Section 5.4 hereof), and Construction Agent hereby irrevocably consents to such appointment and waive notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Lessor in case of entry as provided in this Agreement and shall continue as such and exercise all such powers until the latest to

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        occur of (i) the date of confirmation of sale of the applicable Collateral; (ii) the disbursement of all proceeds of such Collateral collected by such receiver and the payment of all expenses incurred in connection therewith; or (iii) the termination of such receivership with the consent of Lessor or pursuant to an order by a court of competent jurisdiction.

                (f) To the extent permitted by, and subject to the mandatory requirements of, any Applicable Law, each and every right, power and remedy herein specifically given to Lessor or otherwise in this Agreement shall be cumulative and, subject to Section 5.4, shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. Lessor's consent to any request made by Construction Agent shall not be deemed to constitute or preclude the necessity for obtaining Lessor's consent, in the future, to all similar requests. No express or implied waiver by Lessor of any Construction Agency Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Construction Agency Event of Default. To the extent permitted by any Applicable Law, Construction Agent hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Properties, any Site, the other collateral or any part thereof in mitigation of Lessor's damages upon the occurrence of a Construction Agency Event of Default or that may otherwise limit or modify any of Lessor's rights or remedies under this Article V.

                (g) No failure to exercise and no delay in exercising, on the part of Lessor, any right, remedy, power or privilege under this Agreement or under the other Operative Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                (h) Upon termination of this Agreement as a result of a Construction Agency Event of Default, Construction Agent shall pay on behalf of Lessor to the Administrative Agent, for application in accordance with Article X of the Participation Agreement, in immediately available funds, the Construction Period Maximum Guaranty Amount.

        5.4     Limitation on Recourse Liability of Construction Agent.

                (a) Notwithstanding anything set forth herein to the contrary, the aggregate amount payable by Construction Agent on a recourse basis under this Article V as the result of the occurrence of a Construction Agency Event of Default shall be subject to the limitations on the recourse liability of Construction Agent set forth in Section
        11.2 of the Participation Agreement.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


                (b) Lessor's exercise of any remedy provided hereunder or otherwise available at law or equity, including any demand for reimbursements of amounts expended by or on behalf of Lessor to cure any Construction Agency Event of Default shall not impair or otherwise reduce Construction Agent's obligation to pay the Construction Period Maximum Guaranty Amount and the timely application of such amount to the outstanding principal amount and accrued interest thereon under the Loan Agreement in accordance with the Participation Agreement.

        5.5 Lessor's Right to Cure Construction Agent's Defaults. Lessor, without waiving or releasing any obligation or Construction Agency Event of Default, may (but shall be under no obligation to) remedy any Construction Agency Event of Default, and in furtherance of such right, Lessor may make Advance Requests, execute Construction Documents and otherwise exercise all rights and perform all duties of Construction Agent hereunder and Lessee under the Participation Agreement with respect to the Construction. All reasonable out of pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by Lessor, shall (subject to Section 5.4 above) be funded and paid by Lessor through Advances.

        5.6     Determination of Whether Budget is "In Balance".

                (a) If Administrative Agent determines that either the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget may not be In Balance, Administrative Agent shall give notice to such effect to Construction Agent, together with a reasonably detailed explanation of the basis for Administrative Agent's determination and to the extent available calculations upon which Administrative Agent or the Construction Consultant has based its determination. Within ten (10) days following Construction Agent's receipt of such notice, Construction Agent shall deliver a certification to Administrative Agent that either (i) the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, is not In Balance and describing the steps Construction Agent is taking to remedy such condition, if any, or (ii) the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, is In Balance and stating sufficient detail to describe why Construction Agent believes the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, is In Balance.

                (b) If after receipt by Administrative Agent of a certification from Construction Agent pursuant to Section 5.6(a)(ii) above that the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, is In Balance, Administrative Agent still disagrees with such certification, Construction Agent and Administrative Agent shall, for a period of thirty (30) days following Administrative Agent's receipt of such certification, consult with each other and use their reasonable efforts to resolve such dispute as to whether the applicable Construction Budget is In Balance.

                (c) Upon the occurrence of either (i) Construction Agent's delivery of certification pursuant to Section 5.6(a)(i) above that the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, is not In

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        Balance, or (ii) the thirty (30) day consultation period referred to in
        Section 5.6(b) above shall expire and any Agent shall continue to disagree with Construction Agent's assertion that the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, is In Balance, Lessor shall have the option, exercisable in its sole discretion upon notice to Construction Agent, to require Construction Agent to deposit (a "Balancing Deposit) with Lessor within five (5) Business Days an amount equal to the lesser of (x) the amount which if paid to Construction Agent would, together with any Available Commitments and Other Available Proceeds, be sufficient to make the Approved Traville Construction Budget or the Approved Manufacturing Construction Budget, as applicable, In Balance and (y) the Construction Period Maximum Guaranty Amount.

                (d) In the event that Construction Agent is required to make a Balancing Deposit pursuant to Section 5.6(c) above, such Balancing Deposit shall evidence a portion of the Construction Period Maximum Guaranty Amount and any amounts withdrawn from the Balancing Deposit to fund Property Costs shall reduce dollar for dollar the Construction Period Maximum Guaranty Amount.

        5.7 Limitations on Construction Agent's Liability. In any action or proceeding involving any state law, any federal bankruptcy, insolvency or reorganization law, or any other law affecting the rights of creditors generally, if the obligations of Construction Agent under the Operative Documents would otherwise be held or determined to be voidable, invalid or unenforceable as a fraudulent transfer or otherwise as a result or on account of the amount of its liability under the Operative Documents, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Construction Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable.

                                   ARTICLE VI
                           NO CONSTRUCTION AGENCY FEE

        Construction Agent shall not be entitled to, and Lessor shall have no obligation to pay, any agency fee or other fee or compensation, and no such Person shall not be entitled to, and Lessor shall have no obligation to make or pay, any reimbursement therefor. It being understood that this Agreement is being entered into as consideration for and as an inducement to Lessor and the Participants entering into the Lease and the other Operative Documents.

                                   ARTICLE VII
                                  MISCELLANEOUS

        7.1 Notices. All notices, consents, directions, approvals, instructions, requests, demands and other communications required or permitted by the terms hereof to be given to any Person shall be given in writing in the manner provided in, shall be sent to the respective addresses set forth in, and the effectiveness thereof shall be governed by the provisions of, Section 12.3 of the Participation Agreement.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        7.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lessor, Construction Agent and, to the extent permitted by the Operative Documents, their respective successors and assigns; provided, however, that except as permitted by Sections 2.6 and 2.7 or to an entity owned (directly or indirectly) by Construction Agent (and in either case, Construction Agent shall remain primarily liable), Construction Agent shall not assign any of its rights nor delegate any of its duties or obligations under this Agreement without the prior written consent of the Administrative Agent (at the written directions of the Directing Party) and Lessor.

        7.3 GOVERNING LAW. THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES TO THE EXTENT PERMITTED BY APPLICABLE LAW (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT AS TO MATTERS RELATING TO THE CREATION OF INTERESTS IN REAL PROPERTY OR LIENS AND THE EXERCISE OF REMEDIES WITH RESPECT TO THE PORTIONS OF THE PROPERTIES CONSTITUTING REAL PROPERTY, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        7.4 Amendments, etc. In addition to the execution and delivery of the Manufacturing Facility Supplement in accordance with Section 2.3 hereof, Lessor and Construction Agent may, from time to time, enter into written amendments, supplements or modifications hereto, subject to the restrictions set forth in Section 12.5 of the Participation Agreement.

        7.5 Counterparts. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        7.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        7.7 Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        7.8 Exercise of Lessor's Rights. Subject to the Excluded Amounts, Construction Agent hereby acknowledges and agrees that, subject to and in accordance with the terms of the Security Agreement dated concurrently herewith made by Lessor in favor of Administrative Agent, the rights and powers of Lessor under this Agreement have been assigned to and may be exercised by Administrative Agent in accordance with Section 12.5 of the Participation Agreement.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        7.9 Limited Liability. Construction Agent agrees that Lessor's obligations and liability under this Agreement are limited pursuant to Section
12.10 of the Participation Agreement. Except for the rights of Lessee to payment pursuant to the express provisions of Article X of the Participation Agreement, any rights of Construction Agent against Lessor shall be fully subordinated to the claims of Lessor against Construction Agent until such claims are indefeasibly paid in full.

        7.10 No Third Party Beneficiaries. Except to the extent provided in other Operative Documents, no provision in this Agreement shall give rise to any rights in any Person (except any Person party to an Operative Document), and there shall be no third party beneficiaries of, and no other Persons shall be entitled to rely on this Agreement. Any attempt by any other such Person to so rely shall immediately be void.

        7.11 Survival of Agreements. All covenants of Construction Agent provided for in Section 2.7(e) shall survive the termination of this Agreement.


                                  [END OF PAGE]
                            [SIGNATURE PAGES FOLLOW]

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)


        IN WITNESS WHEREOF, the parties hereto have caused this CONSTRUCTION AGENCY AGREEMENT to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                         GENOME STATUTORY TRUST 2001A,
                                           as Lessor



                                         By /s/ C. SCOTT NIELSON
                                           -------------------------------------
                                         Name:  C. Scott Nielson
                                         Title: Vice President

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                                         HUMAN GENOME SCIENCES, INC.
                                         as Construction Agent



                                         By /s/ STEVEN C. MAYER
                                           -------------------------------------
                                         Name:  Steven C. Mayer
                                         Title: Senior Vice President and CFO

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                               Schedule 2.6(b)(i)

                        Traville Certain Permitted Liens



                                    Attached.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                               Schedule 2.6(b)(ii)

                 Manufacturing Facility Certain Permitted Liens



                                    Attached.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                                 Schedule 2.7(f)

                                    Insurance



                                    Attached.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                                    Exhibit A

                         Traville Construction Materials



                                    Attached.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                                    Exhibit B

                        Manufacturing Facility Supplement



                                    Attached.

                                            CONSTRUCTION AGENCY AGREEMENT (HGSI)






                             Exhibit A to Exhibit B

                      Manufacturing Construction Materials


                                    Attached.

                                TABLE OF CONTENTS

Section                                                                                              Page
-------                                                                                              ----


ARTICLE I         DEFINITIONS..........................................................................2

     1.1       Definitions; Interpretation; Amendment and Restatement..................................2

ARTICLE II        APPOINTMENT OF CONSTRUCTION AGENT....................................................2

     2.1       Appointment and Acceptance..............................................................2
     2.2       Term....................................................................................2
     2.3       Supplement to this Agreement............................................................2
     2.4       Construction Materials; Construction Documents..........................................3
     2.5       Assignment Under Construction...........................................................5
     2.6       Scope of Authority......................................................................5
     2.7       Covenants of Construction Agent.........................................................7
     2.8       Title to the Improvements...............................................................8

ARTICLE III       THE IMPROVEMENTS.....................................................................8

     3.1       Amendments; Modifications...............................................................8
     3.2       Casualty, Condemnation, Liquidated Damages and Force Majeure Events.....................8

ARTICLE IV        PAYMENT OF FUNDS....................................................................10

     4.1       Funding of Improvement Costs...........................................................10

ARTICLE V         CONSTRUCTION AGENCY EVENTS OF DEFAULT...............................................10

     5.1       Construction Agency Events of Default..................................................10
     5.2       Survival...............................................................................14
     5.3       Remedies Cumulative; Waivers...........................................................15
     5.4       Limitation on Recourse Liability of Construction Agent.................................16
     5.5       Lessor's Right to Cure Construction Agent's Defaults...................................17
     5.6       Determination of Whether Budget is "In Balance"........................................17
     5.7       Limitations on Construction Agent's Liability..........................................18

ARTICLE VI        NO CONSTRUCTION AGENCY FEE..........................................................18

ARTICLE VII       MISCELLANEOUS.......................................................................18

     7.1       Notices................................................................................18
     7.2       Successors and Assigns.................................................................19
     7.3       GOVERNING LAW..........................................................................19
     7.4       Amendments, etc........................................................................19
     7.5       Counterparts...........................................................................19
     7.6       Severability...........................................................................19
     7.7       Headings and Table of Contents.........................................................19
     7.8       Exercise of Lessor's Rights............................................................19
     7.9       Limited Liability......................................................................20
     7.10      No Third Party Beneficiaries...........................................................20
     7.11      Survival of Agreements.................................................................20



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

                                TABLE OF CONTENTS
                                   (continued)


Section                                                                    Page
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Schedule 2.6(b)(i)     -      Traville Certain Permitted Liens
Schedule 2.6(b)(ii)    -      Manufacturing Facility Certain Permitted Liens
Schedule 2.7(f)        -      Insurance Provisions

EXHIBITS

EXHIBIT A  - Traville Construction Materials:
Approved Traville Plans and Specifications
Approved Traville Construction Schedules
Approved Traville Construction Budget
Architect's Certificates

EXHIBIT B - Manufacturing Facility Supplement
     EXHIBIT A to EXHIBIT B - Manufacturing Construction Materials




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